CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of the Pre-Effective Amendment No. 2 to Form S-1 of Rightscorp, Inc. of our report dated March 25, 2014, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP Salt Lake City, Utah February 6, 2015